UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16633 Dallas Parkway, Suite 250 Addison, Texas	75001
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (972) 218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2016, Wound Management Technologies, Inc. (the “Company”), Evolution Venture Partners, LLC (“EVP”) and Middlebury Securities, LLC (“Middlebury”, and together with EVP, “Service Provider”) entered into a Letter Agreement  (the “Agreement”), pursuant to which Service Provider will serve as the Company’s exclusive strategic advisor in connection with potential financing and strategic transactions. The Agreement has a term of one year (with an automatic six-month renewal term) and provides for:

•	A $60,000 consulting fee payable upon execution of the Agreement, refundable only upon cancellation of the Agreement by EVP during the initial one-year term.

•	A success fee in an amount equal to 5% of the transaction value of any strategic transaction.

•	A selling fee equal to 3% of the gross proceeds of any debt financing transaction or 5% of the gross proceeds of any equity financing transaction.

•
As described in further detail under Item 3.02 below, the issuance to EVP of a warrant (the “Warrant”) for the purchase of 60,000,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.12 per share.

The Agreement also provides for the reimbursement of reasonable and accountable out-of-pocket expenses, and may be terminated by either party upon 30 days’ advance written notice. During the “tail period”—the 12-month period following the termination of the Agreement—the Company will still be obligated to pay the compensation described above with respect to any transaction closed by the Company during the tail period with a person or entity contacted by Service Provider during the term of the Agreement.

The foregoing summary is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, in connection with the Agreement, the Company issued the Warrant on April 26, 2016. The Warrant has a five-year exercise period, provides for cashless exercise, and is subject to a vesting schedule based on the Company’s consummation of certain financing or strategic transaction milestones.

The foregoing summary is qualified in its entirety by reference to the Warrant which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The issuance described above was made in a private transaction intending to meet the requirements of one or more exemptions from registration.  In addition to any noted exemption below, we relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).  The investors were not solicited through any form of general solicitation or advertising, and the transaction was a non-public offering in which the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities. We have never utilized an underwriter for an offering of our securities and no sales commissions were paid to any third party in connection with the above-referenced transaction.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Shares of Common Stock
10.1	Letter Agreement dated April 26, 2016 by and between the Company, Evolution Venture Partners, LLC and Middlebury Securities, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.
Date: May 2, 2016
/s/ Darren Stine, Chief Financial Officer
By: Darren Stine
Title: Chief Financial Officer